UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 4, 2013

RANGE RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-12209	34-1312571
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Throckmorton Street, Suite 1200 Fort Worth, Texas		76102
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (817) 870-2601

(Former name or former address, if changed since last report): Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 4, 2013, Range Resources Corporation (the “Company”) entered into a Purchase Agreement (the “Purchase Agreement”), among the Company, American Energy Systems, LLC, Energy Assets Operating Company, LLC, Range Energy Services Company, LLC, Range Operating New Mexico, LLC, Range Production Company, Range Resources—Appalachia, LLC, Range Resources—Midcontinent, LLC, Range Resources—Pine Mountain, Inc. and Range Texas Production, LLC (collectively, the “Guarantors”), J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several initial purchasers named therein (the “Initial Purchasers”), by which the Company agreed to issue and sell, and the Initial Purchasers agreed to purchase, $750 million aggregate principal amount of its 5% Senior Subordinated Notes due 2023 (the “Notes”) in accordance with exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) afforded by Rule 144A and Regulation S under the Securities Act. The Notes will be fully and unconditionally guaranteed by the Guarantors. The Notes will be issued at par for net proceeds of approximately $737.8 million after deducting the Initial Purchasers’ discounts and estimated expenses of the offering payable by the Company. The Company intends to use the net proceeds from this offering to repay borrowings under its bank credit facility. The Notes have not been registered under the Securities Act or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

The Purchase Agreement contains customary representations and warranties of the parties, conditions to closing, indemnification rights and termination provisions. The Company has agreed with the Initial Purchasers not to offer or sell any debt securities issued or guaranteed by the Company having a term of more than one year other than the Notes for a period of 60 days after the date of the Purchase Agreement without the prior written consent of J.P. Morgan Securities LLC. Closing is scheduled to occur on March 18, 2013, subject to customary closing conditions.

A copy of the Purchase Agreement is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference. The description of the Purchase Agreement in this report is a summary and is qualified in its entirety by the terms of the Purchase Agreement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Purchase Agreement, dated March 4, 2013, among the Company, the Guarantors and J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the Initial Purchasers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RANGE RESOURCES CORPORATION

By:	/s/ Roger S. Manny
Roger S. Manny Chief Financial Officer

Date: March 6, 2013

EXHIBIT INDEX

Exhibit Number	Description
10.1	Purchase Agreement, dated March 4, 2013, among the Company, the Guarantors and J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the Initial Purchasers.